UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2008

White River Capital, Inc.
(Exact name of registrant as specified in its charter)

Indiana	000-51493	35-1908796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Brookville Way, Suite I, Indianapolis, Indiana		46239
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 806-2166

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition; and
Item 2.06  Material Impairments.

On October 21, 2008, White River Capital, Inc. (“White River”) issued a press release announcing its estimated net operating earnings for the quarter ended September 30, 2008, and an expected material impairment charge to the goodwill related to White River’s operating subsidiary.  White River expects the reduction in goodwill and associated pre-tax charge to earnings to be $34.5 million, which will be recorded as of September 30, 2008.  This charge to earnings will have no impact on White River’s cash balances, liquidity, or borrowing capacity.   A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets, requires goodwill to be tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that the asset might be impaired, by comparing the fair value of such goodwill to its recorded or carrying amount.  If the carrying amount of the goodwill exceeds the fair value, an impairment charge must be recorded in an amount equal to the excess.  White River tests its goodwill and other intangible assets for impairment at least annually at August 31 of each fiscal year.  On October 20, 2008, White River’s management completed its review of the annual goodwill impairment test and the valuation data relating to its operating subsidiary and concluded that White River would record a pre-tax, non-cash charge of $34.5 million to impair the full amount of the value of the goodwill previously recorded, resulting in a goodwill balance of zero.

Forward-Looking Statements.  Except for historical information contained herein, this document expresses “forward-looking statements” which are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  Such matters include forward-looking statements regarding White River’s financial position and liquidity, the future financial performance of White River, and its prospects for future earnings.  Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions indicate forward-looking statements.  Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties.  White River cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.  White River may make other written or oral forward-looking statements from time to time.  Readers are advised that various important factors could cause White River’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements.  Such factors, among others, include, but are not limited to, the unpredictability and volatility of the market price and trading volume of White River’s common stock; losses and prepayments on White River’s receivable portfolios; general economic, market, or business conditions; changes in interest rates, the cost of funds, and demand for our financial services; changes in our competitive position; our ability to manage growth and integrate acquired businesses; the opportunities that may be presented to and pursued by us; competitive actions by other companies; changes in laws, regulations or accounting principles generally accepted in the United States; and other risks discussed in White River’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC.  White River undertakes no obligation to publicly update or revise any forward-looking statements.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Capital, Inc.
Date: October 21, 2008

	By:	/s/ Martin J. Szumski
Printed Name: Martin J. Szumski
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 21, 2008